Exhibit (j)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees of the Cavanal Hill Funds:

We consent to the use of our report dated October 28, 2010 on the Cavanal Hill Funds’ financial statements, incorporated herein by reference, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP
Columbus, Ohio

April 29, 2011